UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 1, 2012
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 1, 2012, Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), Colombia Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Ascena (“Merger Sub”), and Charming Shoppes, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a cash tender offer for all of the outstanding shares of common stock of the Company, par value $0.10 per share (the “Company Common Stock”), pursuant to the terms and subject to the conditions of the Merger Agreement. The Boards of Directors of each of the Company, Ascena and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of Company Common Stock at a price of $7.35 per share (the “Offer Price”), net to the selling shareholders in cash, without interest, subject to any applicable withholding tax. Following the consummation of the Offer, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Ascena. At the effective time of the Merger, each share of Company Common Stock not purchased in the Offer (other than shares held directly or indirectly by the Company, Ascena, Merger Sub or any of their respective wholly owned subsidiaries (which will automatically be canceled and retired and will cease to exist) or any shareholder of the Company who is statutorily entitled to exercise appraisal rights and who duly complies with Pennsylvania law concerning the right of holders of Company Common Stock to dissent from the Merger and seek appraisal of their shares) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price. On the terms and subject to the conditions set forth in the Merger Agreement, any unexercised options to purchase Company Common Stock and rights to receive appreciation with respect to shares of Company Common Stock (other than options issued under the Company’s employee stock purchase plan) outstanding immediately prior to the effective time of the Merger will, at the effective time of the Merger, automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to product of the aggregate number of shares of Company Common Stock issuable upon exercise of such option or right multiplied by the positive excess (if any) of the Offer Price over the per share exercise price of such option or base amount of such right, less any taxes required to be withheld. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, any restricted stock unit awards, restricted stock awards, performance share unit awards or other rights, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of shares of Company Common Stock (other than the options and stock appreciation rights described above and options issued under the Company’s employee stock purchase plan), and each award payable under any Company stock plan outstanding immediately prior to the effective time of the Merger will, at the effective time of the Merger, automatically be cancelled and (except with respect to performance share unit awards that are forfeited at the effective time of the Merger in accordance with the terms thereof) converted into the right to receive an amount in cash, without interest, equal to the product of the aggregate number of shares of Company Common Stock issuable upon the exercise of such award or right multiplied by the Offer Price, less any taxes required to be withheld, and subject, with respect to holders of restricted stock awards, to their right to exercise statutory appraisal rights.

Completion of the Offer is subject to various conditions, including that at least a majority of the shares of Company Common Stock then outstanding on a fully diluted basis are tendered in the Offer. The Offer will expire at midnight, New York time, on the twentieth business day following and including the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The consummation of the Offer is subject to certain other customary conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company’s business. The Offer is not subject to a financing condition. The closing of the Merger is subject to various additional conditions, including, if required under Pennsylvania law, approval of the Merger Agreement by the Company’s shareholders.

The parties have agreed that if after the purchase of shares of Company Common Stock pursuant to the Offer and any subsequent offering period, and after giving effect to any shares of Company Common Stock purchased pursuant to the top-up option described in the next paragraph, Merger Sub owns at least 80% of the outstanding shares of Company Common Stock, then once the other conditions to completion of the Merger are satisfied or waived, Merger Sub will merge with and into the Company pursuant to a “short-form” merger in accordance with the applicable provisions of Pennsylvania law, which would not require a vote of the Company’s shareholders.

In the Merger Agreement, the Company has granted Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, that number of newly issued shares of Company Common Stock equal to the lowest number of shares that, when added to the number of shares of Company Common Stock owned, directly or indirectly, by Ascena or Merger Sub at the time of exercise of the Top-Up Option, constitutes one share more than 80% of the outstanding shares of Company Common Stock (after giving effect to the issuance of all shares subject to the Top-Up Option). Merger Sub may exercise the Top-Up Option, in whole or in part only if upon exercise of the Top-Up Option, Ascena will directly or indirectly own one share more than 80% of the outstanding shares of Company Common Stock after giving effect to the issuance of shares of Company Common Stock pursuant to exercise of the Top-Up Option and if the exercise does not violate applicable law or require the issuance of more shares than are authorized and unissued by the Company, and at any time on or after the consummation of the Offer and prior to the earlier to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

The Merger Agreement includes customary representations, warranties and covenants of the parties. The Company has agreed, among other things, to operate its business in the ordinary course until the Merger is consummated or, if earlier, the date that Ascena has exercised its right to designate a majority of the directors of the Company. Under the Merger Agreement, the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s board of directors.

The Merger Agreement contains certain termination rights for both Ascena and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Ascena a termination fee of $30,000,000.

In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of shares of Company Common Stock pursuant to the Offer, Ascena will be entitled to designate a number of directors, rounded up to the next whole number, on the Company’s Board of Directors and, upon Ascena’s request, committees of the Company’s Board of Directors and Company subsidiary Boards of Directors equal to the product of (i) the total number of directors on the Company’s Board of Directors, Board committee or subsidiary Board, as applicable, and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Ascena and/or Merger Sub bears to the number of shares then outstanding.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Important Information

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Current Report on Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The contractual representations and warranties made by the parties in the Merger Agreement may be subject to a standard of materiality different from what stockholders of Ascena may view as material to their interests. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which Merger Sub may have the right not to consummate the Offer or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. Investors in Ascena’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

The Offer for the outstanding shares of the Company Common Stock has not yet commenced. This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company. At the time the Offer is commenced, Merger Sub will file a tender offer statement on Schedule TO, and the Company will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer with the SEC. Investors and Company shareholders are strongly advised to read carefully the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the Offer. Such materials, when prepared and ready for release, will be made available to the Company’s shareholders at no expense to them. In addition, when prepared and ready for release, such materials will be available for free from the SEC’s website at www.sec.gov.

Forward-Looking Statements

Certain statements in this report are forward-looking statements, which includes all statements other than those made solely with respect to historical fact. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (b) the inability to complete the transaction due to the failure to satisfy conditions to the transaction; (c) the risk that the proposed transaction disrupts current plans and operations; (d) the risk that anticipated synergies and opportunities as a result of the transaction will not be realized; (e) difficulties or unanticipated expenses in integrating the Company into Ascena; (f) the risk that the acquisition does not perform as planned, including the risk that the Company will not achieve anticipated revenue and profitability improvements; and (g) potential difficulties in employee retention following the closing of the transaction.

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2012, during its previously announced investor call to discuss the entry into the Merger Agreement, Ascena reported that it continues to be comfortable with its previous full year earnings guidance in the range of $1.37 - $1.40, post split. However, there will likely be a shift whereby third quarter estimated earnings per share will be less than analyst expectations, and fourth quarter estimated earnings per share will be stronger by a similar amount. While Ascena’s quarterly same store sales are in line with expectations of plus mid-single digits, Ascena has taken the opportunity to take markdowns and move out some slow moving goods as it enters its fourth quarter.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 2, 2012, Ascena and the Company issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 2, 2012, Ascena issued an internal announcement to its employees relating to the Merger Agreement. A copy of the internal announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On May 2, 2012, David R. Jaffe, President and Chief of Executive Officer of Ascena, made a presentation to employees of the Company. A copy of the presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On May 2, 2012, Ascena held an investor conference call relating to the Merger Agreement. A copy of the transcript of the investor conference call is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2012, among Ascena Retail Group, Inc., Colombia Acquisition Corp. and Charming Shoppes, Inc.*
99.1	Joint Press Release, dated May 2, 2012, issued by Ascena Retail Group, Inc. and the Company

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Ascena agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

99.2	Internal Announcement to Employees of Ascena Retail Group, Inc., dated May 2, 2012.
99.3	Presentation by David R. Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., to Employees of Charming Shoppes, Inc., on May 2, 2012.
99.4	Transcript of Investor Conference Call with Investors of Ascena Retail Group, Inc., held on May 2, 2012.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: May 2, 2012	By:	/s/ David R. Jaffe

Name: David R. Jaffe
Title: President and Chief Executive Officer